Exhibit 10.3

GAMIDA CELL LTD.

STOCK OPTION PLAN (1999)

A.   NAME AND PURPOSE

1.	Name: This plan, as amended from time to time, shall be known as the “Gamida Cell Ltd. Stock Option Plan (1999)” (the “Plan”).

2.
Purpose:  The purpose and intent of the Plan is to reward and provide incentives to consultants and other persons whose services are considered valuable to Gamida Cell Ltd. (the “Company”) by providing them with opportunities to purchase Ordinary Shares B, nominal value NIS 0.01 each (the “ Shares ”) of the Company, pursuant to a plan approved by the Board of Directors of the Company.

B.   GENERAL TERMS AND CONDITIONS OF THE PLAN

3.	Administration:

3.1.
The Plan will be administered by the Board of Directors of the Company (the “Board”)  .  The Board shall be entitled from time to time to adopt all such resolutions for purposes of implementing the Plan as it shall deem necessary and/or appropriate and shall have full power and authority to interpret the provisions of the Plan and of any Options granted pursuant thereto, which interpretation shall be final and binding.

3.2.
Subject to the general terms and conditions of this Plan, the Board shall have the full authority in its discretion, from time to time and at any time, to determine (i) the persons (“Grantees”) to whom options to purchase Shares (“Option(s)”) shall be granted, (ii) the number of Shares to be covered by each Option, (iii) the time or  times at which the Options shall be granted, (iv) the schedule and conditions on which such Options may be exercised, and/or (v) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.  In determining the number of Shares covered by the Options to be granted to each Grantee, the Board may consider, among other things, the Grantee’s remuneration for services rendered to the Company and the nature and duration of the services rendered by the Grantee to the Company.

3.3.	No member of the Board shall be liable for any act or determination made in good faith with respect to the Plan or any Option granted thereunder.

4.	Eligible Grantees:

4.1.
The Board, at its discretion, may grant Options under the Plan to any Director or Officer of the Company who is not an employee of the Company, consultants, advisors and all other persons whose services are considered valuable to the Company.  Anything in this Plan to the contrary notwithstanding, all grants of Options to Directors and Office Holders - “Nosei Misra” - as such term is defined in the Israeli Companies Ordinance (New Version), 1983, as amended from time to time (the “Companies Ordinance”) - shall be authorized and implemented only in accordance with the provisions of the Companies Ordinance.

4.2.
The grant of an Option to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options or shares pursuant to this Plan or any other share option plan of the Company.

5.	Dividend and Voting Rights:

5.1.
Dividends and Share Dividends.  All Shares issued under the Plan shall entitle the Grantee thereof to receive dividends, including share dividends (bonus shares), with respect thereto.  The Company shall withhold from such amounts any and all taxes required to be paid in respect of such dividends, shall remit the amount so withheld to the appropriate tax authorities and shall pay the balance thereof directly to such Grantee.

5.2.
Voting Rights.  Until the Initial Public Offering of the Company’s shares (“IPO”), Ordinary Shares B issued upon exercise of Options granted to a Grantee under the Plan shall not entitle such Grantee to participate at, nor to vote on any matter submitted to, the meetings of the Company’s shareholders.

6.
Reserved Shares:  The Company has reserved an aggregate amount of 3,760 authorized but unissued Ordinary Shares B for purposes of the Plan, subject to adjustments as  provided in Section 12 hereof.  All Shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for grant through Options under the Plan.

7.	Grant of Options; Exercise Period; Term of Option

7.1.	The Board in its discretion may grant to Grantees Options under the Plan by issuing a Notice of Grant.

7.2.
The Notice of Grant shall state, inter alia, the number of Shares covered thereby, the dates when the Options may be exercised, the exercise price, and such other terms and conditions as the Board at its discretion may prescribe, provided that they are consistent with this Plan.

7.3.
Without derogating from the rights and powers of the Board under Section 7.2 hereof, unless otherwise specified by the Board, the Options shall be for a term of seven (7) years and the schedule pursuant to which such Options shall vest, and the Grantee thereof shall be entitled to pay for and acquire the Shares, shall be such that the Options shall be fully vested on the first business day following the passing of three (3) years from the Date of Grant (the “Vesting Period”) with one-third of such  Options vesting on each of the first, second and third anniversaries of the Adoption Date (the “Adoption Date” for purpose of this Plan means the Date of Grant or any other date determined by the Board for a given grant of Options).  Vesting Period of an Option means, for purpose of the Plan and its related instruments, the period between the Adoption Date and the date on which the holder of an Option may exercise the rights awarded pursuant to terms of the Option.

7.4.
Anything herein to the contrary notwithstanding, all Options granted under the Plan shall be granted by the Company to a trustee designated by the Board (the “Trustee”), and the Trustee shall hold each such Option and the Shares issued upon exercise of any Option in trust (the “Trust”) for the benefit of the Grantee in respect of whom such Option was granted (the “Beneficial Grantee”).  All certificates representing Shares issued to the Trustee under the Plan shall be deposited with the Trustee and shall be held by the Trustee until such time that such Shares are  released from the Trust, as follows:

(a)
Upon the request of any Beneficial Grantee, the Trustee shall release from the Trust the Shares issued, on behalf of such Beneficial Grantee, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Grantee, provided however, that the Trustee shall not so release any such Shares to such Beneficial Grantee unless the latter, prior to, or concurrently with, such release, provides the Trustee with evidence, satisfactory in form and  substance to the Trustee, that all taxes or other compulsory payments, if any, required to be paid upon such release have, in fact, been paid and/or have  been withheld at source by the Company, as the case may be.

(b)
Alternatively, upon the written instructions of the Beneficial Grantee to sell any Shares, and subject to the first refusal rights as set forth below in Section 10, the Trustee shall use its best efforts to effect such sale and shall transfer  such Shares to the purchaser thereof concurrently with the receipt, or after having made suitable arrangements to secure the payment of the proceeds, of the purchase price in such transaction.  Any and all taxes and other compulsory payments required to be paid in respect of such sale shall be withheld, the amounts so withheld remitted to the appropriate tax authorities, and the balance thereof paid directly to the Beneficial Grantee, all in a manner to be determined by the Trustee and the Company.

7.5.	Notwithstanding anything herein to the contrary, the Option shall terminate upon the seventh anniversary of the Date of Grant if not earlier terminated or exercised.

8.	Exercise Price:

The exercise price per Share covered by each Option shall be determined by the Board in its sole and absolute discretion; provided, however, that such exercise price shall not be less than the nominal value of the Shares into which such Option is exercisable.

9.	Exercise of Options:

9.1.	Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan.

9.2.
The exercise of an Option shall be made by a written notice of exercise (the “Notice of Exercise”) delivered by the Beneficial Grantee to the Company at its principal executive office, with a copy delivered to the Trustee, specifying the number of Shares to be purchased and accompanied by the payment therefor, and containing such other terms and conditions as the Board shall prescribe from time to time.

9.3.
Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 12.2 and 12.3 hereof, if any Option has not been exercised and/or the Shares covered thereby have not been paid for within seven (7) years after the Date of Grant (or any shorter period set forth in the Notice of Grant), such Option and the right to acquire such Shares shall terminate and all interests and rights of the Grantee in and to the same shall ipso facto expire.

9.4.
Each payment for Shares shall be in respect of a whole number of Shares, and shall be effected in cash or by a bank check payable to the order of the Company, or such other method of payment acceptable to the Company.

10.	Termination of Service:

10.1.	In the event that the services rendered by the Grantee to the Company shall be terminated for any reason, all Options theretofore granted to such Grantee shall terminate as follows:

(a)	All Options, which are not vested and not exercisable at the time of the termination of service, shall terminate immediately.

(b)
If the services rendered by the Grantee are terminated by reason of such Grantee’s death or Disability (as hereinafter defined), such Options (to the extent exercisable at the time of the termination of the Grantee’s services) shall be exercisable by the Grantee’s legal representative, estate, or other person to whom the Grantee’s rights are transferred by will or by laws of descent or distribution at any time until thirty (30) days after the Public Offering (but in no event after the expiration date of such Option), and shall thereafter terminate.  For purposes hereof, “Disability” shall mean the inability, due to illness or injury, to engage in any gainful occupation for which the individual is suited by education, training or experience, which condition continues for at least six (6) months.

(c)
If the services rendered by the Grantee are terminated for any other reason, such Options (to the extent exercisable at the time of the termination of the Grantee’s services) shall be exercisable at any time until the end of six (6) months from said termination (but in no event after the expiration date of such Option), and shall thereafter terminate; provided, however, that if the Grantee dies within such six (6) months period, such Options (to the extent exercisable at the time of the termination of the Grantee’s services) shall be exercisable by the Grantee’s legal representative, estate or other person to whom the Grantee’s rights are transferred by will or by laws of descent or distribution at any time until thirty (30) days after the Public Offering (but in no event after the expiration date of such Option), and shall thereafter terminate.

(d)
Notwithstanding the aforesaid in Section 10.1(c) above, if the services of the Grantee are terminated due to the Grantee’s having (i) breached his fiduciary duties towards the Company, or (ii) breached his duty of care towards the Company, or (iii) committed any flagrant criminal offense, or (iv) committed a fraudulent act against the Company, or (v) intentionally caused, by act or omission, any financial damage to the Company, or (vi) materially breached the provisions of his services agreement with the Company, all the Options whether vested or not shall ipso facto expire immediately and be of no legal effect.

10.2.
Whether the termination of the services of a particular Grantee is for reason of Disability for the purposes of paragraph 10.1(b) hereof or is a termination other than by reason of such Disability, or is for reasons as set forth in  paragraph 10.1(d) hereof, shall be finally and conclusively determined by the Board in its absolute discretion.

10.3.
Notwithstanding the foregoing provisions of Section 10.1, the Board may provide, either at the time an Option is granted or thereafter, that such Option may be exercised after the periods provided for in Section 10.1, but in no event beyond the term of the Option.

10.4.	The following provisions shall apply to Shares issued upon exercise of Options under the Plan in the event that the services of the Grantee shall be terminated for any reason:

(a)
Subject to the provisions ofsechon 10.4 (b) below, Shares which have been purchased and paid for in full at the time of the termination of the Grantee’s services to the Company shall be retained by the Grantee.

(b)
Notwithstanding the aforesaid in Section 10.4 (a) above, if the services of the Grantee to the Company are terminated due to the Grantee having (i) breached his fiduciary duties towards the Company, or (ii) materially breached his services agreement with the Company, or (iii) disclosed a professional or business secret of the Company not in good faith and with the intent of harming the Company’s business and/or competing therewith, or (iv) embezzled the Company’s assets, or (iv) breached any non-competition clauses in the Grantee’s service agreement with the Company, or (v) committed an offense of a disreputable nature in connection with the Company’s business and/or within the framework of the services rendered by him to the Company, then all such purchased and paid for Shares shall be subject to repurchase at their nominal value by (i) the Company, if permitted by law; (ii) if the Company is not permitted by law, then any affiliate or subsidiary of the Company determined by the Board, or (iii) any other third party or parties designated by the Board, provided however that in no case shall the Company provide financial assistance to any other party to purchase the Shares if doing so is prohibited by law.

(c)
Whether the termination of the services of a particular Grantee is for  reasons as set forth in Section 10.4 (b) above shall be finally and conclusively determined by the Board in its absolute discretion.

11.	Transfer and Sale of the Shares:

Until such time as the Company shall effectuate an IPO, the transfer of Shares by the Beneficial Grantee (or by the Trustee in accordance with Section 7.4(b) above) shall be subject to a right of first refusal on the part of the Company’s existing shareholders as provided in the Company’s Articles of Association and the procedures set forth therein shall govern the sale, transfer, assignment or other disposition of the Shares by the Beneficial Grantee.

12.	Adjustment Upon Changes in Capitalization

12.1.
Subject to any action by the shareholders of the Company, as may be required in accordance with the Company’s Articles of Association and/or applicable law, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Shares covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares or the payment of a stock dividend (bonus shares) with respect to the Shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, and for the removal of doubt, that conversion of any convertible securities of the Company and/or the conversion of any owners’ loans into equity, shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

12.2.
If the Company is liquidated or dissolved while unexercised Options remain outstanding under the Plan, then all such outstanding Options may be exercised in full by the Grantees as of the effective date of any such liquidation or dissolution of the Company by the Grantees giving notice in writing to the Company of their intention to so exercise.  To the extent it has not been so exercised, each Option will terminate as of the effective date of such liquidation or dissolution.

12.3.
If upon a merger, consolidation, reorganization, recapitalization or the like with or into another corporation, the shares of the Company shall be exchanged for other securities of a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Entity”), then, each Option shall, at the sole and absolute discretion of the Board, either:

(a)	be substituted for options to purchase shares of the Successor Entity, and appropriate adjustments shall be made in the purchase price per share to reflect such exchange; or

(b)
be exercisable within a time period specified by the Board, without regard to the vesting provisions herein and the Shares issued upon such exercise exchanged for the securities of the Successor Entity.  All Options not exercised within the time period specified by the Board shall terminate.

13.	Non-Transferability:

13.1.
No Option shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Grantee only by such Grantee or by such Grantee’s guardian or legal representative.  The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee.

13.2.	Shares of the Company shall not be sold or transferred directly or indirectly to a competitor of the Company.

13.3.
Without derogating from the provisions of Section 10, and subject to said provisions, any sale or transfer of Shares shall be subject to the approval of the Board, which shall not be unreasonably withheld, provided that the Grantee is not then in breach of any of his or her obligations to the Company.

14.	Term and Amendment of the Plan:

14.1.	The Plan was authorized by the Board on July13, 1999, and shall expire on July 13, 2009 (except as to Options outstanding on that date).

14.2.
Subject to applicable laws, the Board may, at any time and from time to time, terminate or amend the Plan in any respect.  In no event may any action of the Company alter or impair the rights of a Grantee, without his consent, under any Option previously granted to him.

15.
Tax Consequences:  All tax consequences and obligations regarding any other  compulsory payments arising from the grant or exercise of any Option, from the payment for, or the subsequent disposition of, Shares covered thereby or from any other event or  act (of the Company or the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Company and the Trustee and hold them harmless  against and from any and all liability for any such tax or other compulsory payment, or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax or other compulsory payment from any payment made to the Grantee.  No Shares shall be delivered to a Grantee under this Plan unless and until all taxes have been fully paid in a manner to be determined by the Trustee and the Company.

16.	Miscellaneous:

16.1.
Continuance of Employment:  Neither the Plan nor the grant of an Option thereunder shall impose any obligation on the Company to continue to retain the services of any Grantee, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Grantee any right to continue to render services to the Company, or restrict the right of the Company to terminate such service at any time.

16.2.	Governing Law: The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

16.3.	Application of Funds: The proceeds received by the Company from the sale of Shares pursuant to Options granted under the Plan will be used for general corporate purposes of the Company.

16.4.
Multiple Agreements:  The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time.  The Board may also grant more than one Option to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Grantee.  The grant of multiple Awards may be evidenced by a single Notice of Grant or multiple Notices of Grant, as determined by the Board.

16.5.
Non-Exclusivity of the Plan:  The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.